Exhibit 1.2

NEWAMSTERDAM PHARMA COMPANY N.V.

ORDINARY SHARES

SALES AGREEMENT

December 7, 2023

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

NewAmsterdam Pharma Company N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to Cowen, acting as agent and/or principal, ordinary shares (the “Placement Shares”) in the capital of the Company, with nominal value €0.12 per share (the “Ordinary Shares”), provided, however, that in no event shall the Company issue or sell through or to Cowen such number or dollar amount of Ordinary Shares that would exceed (a) the number or dollar amount of authorized but unissued Ordinary Shares registered under the Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Ordinary Shares (less Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital), (c) the number or dollar amount of Ordinary Shares permitted to be sold under a registration statement on Form F-3 or S-3, as applicable (including General Instruction I.B.5 and I.B.6 thereof, respectively, if applicable), or (d) the number or dollar amount of Ordinary Shares for which the Company has filed a Prospectus (as defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number or dollar amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through Cowen will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company and after such Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue any Ordinary Shares.

The Company shall file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3, including a base prospectus, relating to certain securities, including the Ordinary Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus specifically relating to the Placement Shares (the “ATM Prospectus”) included as part of such registration statement. The Company shall furnish to Cowen, for use by Cowen, copies of the Prospectus (as defined below). The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Placement Shares. Except where the context otherwise requires, such registration statement, including any post-effective amendment thereto, as amended, when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, and any subsequent registration statement on Form F-3 or S-3 filed pursuant to Rule 415(a)(6) under the Securities Act, or any post-effective amendment to such registration statement, by the Company to register the offer and sale of the Placement Shares, is herein called the “Registration Statement.” The ATM Prospectus or any additional prospectus or prospectus supplement with respect to the Placement Shares, including all documents incorporated therein by reference, as it may be supplemented, if necessary, by a prospectus supplement, in the form in which such prospectuses and/or prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the base prospectus contained in the Registration Statement and any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (such free writing prospectus, a “Permitted Free Writing Prospectus”), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus, the ATM Prospectus, Permitted Free Writing Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, the ATM Prospectus, Permitted Free Writing Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Placement Shares hereunder (each, a “Placement”), it will notify Cowen by email notice (or other method mutually agreed to the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number or dollar amount of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made (provided that the minimum price per Placement Share shall in no event be less than the nominal value of the Ordinary Shares), a form of Placement Notice containing such minimum sales parameters is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Cowen set forth on Schedule 2, as such Schedule 2 may be amended from time to time in accordance herewith. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, Cowen declines in writing to accept the terms contained therein for any reason, in its sole discretion, (ii) the Maximum Amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding or amending those contained in the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by Cowen. Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Cowen (pursuant to Section 5(a) hereto from the gross proceeds it receives from such sales). In the event the Company engages Cowen for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide Cowen, at Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 7 hereof, each dated the Settlement Date of such Block Sale, and such other documents and information as Cowen shall reasonably request. Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for the Ordinary Shares. Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Placement Shares and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Ordinary Shares are purchased and sold on the principal market on which the Ordinary Shares are then listed or quoted.

Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Placement Shares pursuant to this Agreement and, by notice to Cowen given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Placement Shares, and Cowen shall not be obligated to offer or sell any Placement Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Report on Form 6-K or Quarterly Report on Form 10-Q, as applicable, or an Annual Report on Form 20-F or 10-K, as applicable, that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4. Suspension of Sales.

(a) The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension pursuant to this section is in effect, any obligation under Section 7(m), 7(n), 7(o) and 7(p) with respect to delivery of certificates, opinions or comfort letters to Cowen, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b) If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Regulation M are not satisfied with respect to the Ordinary Shares, it shall promptly notify the other party, and Cowen may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.

(c) Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is not effective under the Securities Act, the Company shall promptly notify Cowen, the Company shall not request the sale of any Placement Shares, and Cowen shall not be obligated to sell or offer to sell any Placement Shares.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”), but in any case subject to delivery of the amount of proceeds to be delivered to the Company on or prior to the Settlement Date for the Placement Shares sold (the “Net Proceeds”) (or, if the Net Proceeds cannot be delivered to the Company on or prior to such Settlement Date, delivery of a written confirmation by Cowen that Cowen is keeping such Net Proceeds in escrow for the sole benefit and at the instruction of the Company, with such Net Proceeds in that case to be delivered to the Company promptly following the Settlement Date (the “Net Proceeds Confirmation”)). The Net Proceeds will be equal to the aggregate sales price received by Cowen for such Placement Shares sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to and in accordance with Section 7(g)(viii) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization on Cowen as a direct result of such sales.

(b) Delivery of Placement Shares. On each Settlement Date and after having received the Net Proceeds or the Net Proceeds Confirmation, the Company will issue the relevant Placement Shares to its transfer agent pursuant to the execution of a deed of issue (“Deed of Issue”) and the Company will cause its transfer agent to, electronically transfer such Placement Shares by crediting Cowen’s or its designee’s account (provided that Cowen shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date (or, in case of a Net Proceeds Confirmation, the Net Proceeds will be delivered to the Company promptly following the Settlement Date). Cowen will be responsible for providing DWAC instructions or instructions for delivery by other means with regard to the transfer of the Placement Shares being sold. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date (other than as a result of a failure by Cowen to provide true and correct instructions for delivery), the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Cowen that as of (i) the date of this Agreement, (ii) each Time of Sale (as defined below), (iii) each Settlement Date, and (iv) each Bring-Down Date (as defined below) (each date included in (i) through (iv), a “Representation Date”), unless such representation, warranty or agreement specifies a different time:

(a) Compliance with Registration Requirements. On each Representation Date, other than the date of this Agreement, the Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Registration Statement (a “Rule 462(b) Registration Statement”) have been declared effective by the Commission under the Securities Act. The Company has complied or will comply with all requests of the Commission for additional or supplemental information related to the Registration Statement, if any. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form F-3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements of General Instruction I.B.1 of Form F-3. Following January 1, 2024, the Company will meet the requirements for use of Form S-3 under the Securities Act, and any subsequent sale of the Placement Shares hereunder shall meet the requirements of General Instruction I.B.1 of Form S-3.

(b) No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became or becomes effective or its date, as applicable, complied and as of each Representation Date, complied and will comply in all material respects with the Securities Act and did not and, as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Agent’s Information (as defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. As used herein, “Time of Sale” means with respect to each offering of Placement Shares pursuant to this Agreement, the time of Cowen’s initial entry into contracts with purchasers for the sale of such Placement Shares.

(c) Offering Materials Furnished to Cowen. The Company has delivered to Cowen one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Cowen has reasonably requested. The Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to Cowen for use in connection with the public offering of the Placement Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) The Sales Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(e) Authorization of the Placement Shares. The Placement Shares, when issued and delivered, will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (meaning that the holder of a Placement Share shall not, by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such shares or equity interests) and any pre-emptive rights, rights of first refusal or other similar rights, with respect to the issuance of the Placement Shares are validly excluded.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights granted by the Company to have any equity or debt securities included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(g) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of share capital, or any repurchase or redemption by the Company or any of its subsidiaries of any class of share capital.

(h) Independent Accountants. Each of (i) Deloitte Accountants B.V., which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) relating to the Company filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, and (ii) WithumSmith+Brown, PC, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) relating to Frazier Lifesciences Acquisition Corporation (“FLAC”) filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus is (A) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (C) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(i) Financial Statements. The financial statements of the Company filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the profit or loss, changes in equity and cash flows for the periods specified. For any Representation Date prior to the Bring-Down Date in connection with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. For any Representation Date occurring on or after the Bring-Down Date in connection with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial statements of FLAC filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of FLAC as of the dates indicated and the results of operations, changes in shareholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in or incorporated by reference in the Registration Statement or the Prospectus. The financial data set forth in each of the Registration Statement and the Prospectus under the caption “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus. The pro forma condensed financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Unaudited Pro Forma Condensed Combined Financial Information” in the Registration Statement or the Prospectus present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB, or, after January 1, 2024, with U.S. GAAP, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal year; and (iii) except as disclosed in the Registration Statement and the Prospectus, are effective in all material respects to perform the functions for which they were established. Except as otherwise disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred since the end of the Company’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l) Incorporation and Existence of the Company. The Company has been duly incorporated and is validly existing as a Dutch public limited liability company (naamloze vennootschap) and has the corporate power and authority to own, lease and operate its properties and to conduct its business in accordance with its stated objectives in the Company’s articles of association as described in the Registration Statement, the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Florida and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(m) Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required or exists, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. All of the issued and outstanding share capital or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (meaning, for Dutch subsidiaries, that the holder of a share shall not, by reason of merely being such a holder, be subject to assessment or calls by such subsidiary or its creditors for further payment on such share) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding share capital or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The constitutive, organizational or similar organizational documents of each of the subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Other than as disclosed in the Registration Statement and the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in the Company’s most recent Annual Report on Form 20-F or 10-K, as applicable.

(n) Capitalization and Other Share Capital Matters. The share capital of the Company, including the Placement Shares, conforms in all material respects to each description thereof contained in the Registration Statement and Prospectus. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and nonassessable (meaning that the holder of an Ordinary Share shall not, by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Share). None of the outstanding Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(o) Stock Exchange Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 of the Exchange Act. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. All of the Placement Shares that have been or may be sold under this Agreement have been approved for listing on the Nasdaq, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq shall have approved the Placement Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq’s listing rules that are then in effect.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of their respective articles of association or by laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Registration Statement and the Prospectus (i) have been duly authorized by all necessary corporate action of the Company and its corporate bodies, and will not result in any violation of the provisions of the articles of association or by laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Registration Statement and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(r) No Material Actions or Proceedings. Except as disclosed in the Registration Statement and Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

(s) Intellectual Property Rights. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company, or one or more of its subsidiaries, owns or has obtained valid and enforceable licenses for, all material inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), and the conduct of their respective businesses does not and will not, to the Company’s knowledge, infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement and the Prospectus as licensed to the Company or one or more of its subsidiaries, and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property has been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company and its subsidiaries use, and have used, commercially reasonable efforts to maintain all information intended by the Company to be maintained as a trade secret. The product candidates described in the Registration Statement and the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary.

(t) All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement or the Prospectus (“Permits”), except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non compliance with, any such Permit, except where such violation, default, revocation or modification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change.

(u) Title to Properties. The Company and its subsidiaries have good and marketable title to all material real and personal property and other assets reflected as owned in the financial statements referred to in Section 6(i) above (or elsewhere in the Registration Statement or the Prospectus) (other than intellectual property, which is addressed exclusively in 6(s) above), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except such as are described in the Registration Statement and Prospectus. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(v) Tax Law Compliance. The Company and its subsidiaries have filed all U.S. federal and state and non-U.S. (including Dutch) income and franchise tax returns that are required to have been filed by them or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, and except where failure to have filed such return would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(i) above in respect of all U.S. federal and state and non-U.S. (including Dutch) income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No transaction, stamp duty, stamp duty reserve, registration, transfer or other similar documentary taxes or duties (“Transfer Taxes”) are payable by or on behalf of Cowen in the Netherlands or any other jurisdiction in which the Company is resident or treated as doing business in for tax purposes in connection with (i) the issuance, sale and delivery of the Placement Shares by the Company, (ii) the purchase from the Company, and the sale of Placement Shares procured by Cowen; (iii) the holding or transfer of the Placement Shares or (iv) the execution and delivery of this Agreement or any other document to be furnished hereunder by the Company, in each case as contemplated by this Agreement. The Company is and has been exclusively resident for all tax purposes and subject to taxation in the Netherlands only, and has not at any time been resident or had any branch, agency or permanent establishment in any other jurisdiction for any tax purpose and no tax authority has ever sought to assert the same.

(w) [Reserved].

(x) [Reserved].

(y) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(z) Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or, to the Company’s knowledge, their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that would reasonably be expected to result in material liability to the Company or its subsidiaries. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would reasonably be expected to result in material liability to the Company and its subsidiaries. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur (i) any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) any material liability under Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(bb) Company Not an “Investment Company.” The Company is not and, after giving effect to the offering and sale of the Placement Shares, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor any of its subsidiary is, and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof, neither of them will be, a “controlled foreign corporation” as defined by the Code.

(cc) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Placement Shares, whether to facilitate the sale or resale of the Placement Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(ee) FINRA Matters. All of the information provided to Cowen or to counsel for Cowen by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with any submission to FINRA relating to the offering of the Placement Shares is true, complete and correct and compliant with FINRA’s rules, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(ff) Statistical and Market-Related Data. All statistical, demographic and market related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(gg) Sarbanes-Oxley Act. There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the applicable rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement or the Prospectus.

(ii) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Sanctions. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person that at the time of such financing, is the subject or the target of Sanctions, to any Sanctioned Country or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee as a result of any transactions contemplated by this Agreement.

(mm) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Placement Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

(nn) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of the Netherlands, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement, provided that such waiver may not be effective in relation to assets located in the Netherlands that are destined for the public service (goederen bestemd voor de openbare dienst).

(oo) Enforceability of Judgments. The courts of the Netherlands will in principle give effect to a final monetary judgment obtained against the Company in the courts of the State of New York insofar as it finds that (i) the jurisdiction of the court has been based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) the binding effect of such U.S. judgment is not contrary to Dutch public policy (openbare orde), and (iv) the judgment by the U.S. court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands and; provided that a Dutch court may deny the recognition and enforcement of punitive damages or other awards; and provided further that the Dutch court may reduce the amount of damages granted by a the court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

(pp) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(qq) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(rr) Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or without the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ss) Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and, to the extent applicable, its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in material compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place and comply with, in all material respects, their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data. The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws that would reasonably be expected to result in a Material Adverse Change, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(tt) Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(uu) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are materially inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), except where failure to have made such a filing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change; except as disclosed in the Registration Statement and the Prospectus, within the last five years, neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(vv) Compliance with Health Care Laws. The Company and its subsidiaries are, and at all times have been, in material compliance with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA, the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician

Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries; and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written notice of any material claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other material action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such material claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other material action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or, to the Company’s knowledge, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

(ww) No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(xx) Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(yy) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Settlement Dates, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(zz) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of Cowen’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(aaa) No Reliance. The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(bbb) Export and Import Laws. Each of the Company and the subsidiaries, and, to the Company’s knowledge, each of their affiliates and any director, officer, agent or employee of, or other person acting on behalf of, the Company has acted at all times in compliance, in all material respects, with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of the subsidiaries and any Governmental Authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(ccc) Other At The Market Sales Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” offering.

(ddd) Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement and the Prospectus, the Company does not believe that it was a “passive foreign investment company” as defined in Section 1297 of the Code for its most recently completed taxable year. Additionally, the Company does not believe that it will be treated as a “passive foreign investment company” as defined in Section 1297 of the Code for U.S. federal income tax purposes for the 2023 taxable year.

Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.

The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with Cowen that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or not related to transactions contemplated hereby, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (insofar as it relates to the transactions contemplated hereby), (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Cowen (provided, however, that the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy Cowen shall have with respect to the failure by the Company to make such filing (other than Cowen’s right under Section 9 hereof) shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto in writing within two Business Days (provided, however, (A) that the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide Cowen any advance copy of such filing or to provide Cowen an opportunity to object to such filing if the filing does not name Cowen and does not relate to the transaction herein, and (C) the only remedy Cowen shall have with respect to the failure by the Company to provide Cowen with such copy, to make such filings or to obtain such consent (other than Cowen’s right under Section 9 hereof) shall be to cease making sales under this Agreement until such amendment or supplement is filed) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify Cowen if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise. Prior to the initial sale of any Placement Shares, the Company shall file a final ATM Prospectus pursuant to Rule 424(b) relating to the Placement Shares.

(b) Notice of Commission Stop Orders. The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Cowen to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (including by filing a document incorporated by reference therein under the Exchange Act) (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, the Company may delay the filing of any amendment or supplement if, in the Company’s reasonable judgment, doing so is in the best interest of the Company.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to Cowen and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 7(f).

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (vii) below), (iv) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees for filings with the FINRA Corporate Financing Department and, (viii) the reasonable fees and disbursements of Cowen’s counsel (which amount shall not to exceed $150,000).

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for three (3) Trading Days following the termination of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Ordinary Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire Ordinary Shares; provided, that such notice shall not be required in connection with the (i) offer, issuance, grant or sale of Ordinary Shares, options to purchase Ordinary Shares or Ordinary Shares issuable upon the exercise or vesting of options or other equity awards, as applicable, pursuant to any equity incentive plan, share option, share bonus or other share plan or arrangement described in the Registration Statement or Prospectus or any inducement award under Nasdaq rules, (ii) the offer or issuance of Ordinary Shares or other securities exercisable or otherwise convertible into Ordinary Shares in connection with an acquisition, merger, other business combination, sale or purchase of assets joint venture, collaboration agreement, sponsored research, marketing, manufacturing, license, distribution, commercial relationship or other strategic transaction occurring after the date of this Agreement which transaction as a whole is not entered into primarily for capital raising purposes, (iii) the issuance or sale of Ordinary Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance, (iv) the offer, issuance or sale of Ordinary Shares in connection with the vesting, exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, or (v) modification of any outstanding options, warrants or any rights to purchase or acquire Ordinary Shares. Notwithstanding the foregoing provisions, subject to the Company’s compliance with the notice provisions set forth in this Section 7(i), nothing herein shall be construed to restrict the Company from entering into and/or consummating a committed underwritten equity offering or other similar offering of its registered securities, or otherwise prohibit the issuance of its equity securities in a private placement transaction, or require that the Company obtain prior written consent to do any of the foregoing.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Cowen pursuant to this Agreement; provided, however, that the Company may satisfy its obligations under this Section 7(j) by effecting a filing in accordance with the Exchange Act with respect to such information or fact.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Cowen may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its Reports on Form 6-K containing quarterly consolidated financial statements and Quarterly Reports on Form 10-Q, as applicable, and in its Annual Report on Form 20-F or 10-K, as applicable, the number of the Placement Shares sold through Cowen under this Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Placement Shares and the compensation paid by the Company with respect to sales of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 20-F or 10-K, as applicable, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m) Bring-Down Dates; Certificate. On or prior to the First Delivery Date and each time (i) the Company files a Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or a Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or a Prospectus relating to the Placement Shares; (ii) the Company files an Annual Report on Form 20-F or 10-K, as applicable, under the Exchange Act; (iii) the Company files a Report on Form 6-K or Quarterly Report on Form 10-Q, as applicable, containing quarterly consolidated financial statements; (iv) the Company files a Report on Form 6-K (which is incorporated by reference into the Registration Statement) or Current Report 8-K, as applicable, containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; or (v) the Company effects a Block Sale and Cowen provides reasonable advance notice to the Company in accordance with Section 3 of this Agreement (each event or date of filing of one or more of the documents referred to in clauses (i) through (v) shall be a “Bring-Down Date”); the Company shall furnish Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within two (2) Trading Days of any Bring-Down Date if requested by Cowen. The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Bring-Down Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Bring-Down Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Cowen sells any Placement Shares, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinions. On or prior to the First Delivery Date and within two (2) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen (i) a written opinion and negative assurance letter of Covington & Burling LLP (“Company U.S. Counsel”), or other counsel reasonably satisfactory to Cowen, in form and substance satisfactory to Cowen and its counsel, dated the date that the opinion and negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented and (ii) a written opinion NautaDutilh N.V. (“Company Dutch Counsel”), or other counsel reasonably satisfactory to Cowen, in form and substance satisfactory to Cowen and its counsel, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions or negative assurance letters for subsequent Bring-Down Dates, Company U.S. Counsel and Company Dutch Counsel may furnish Cowen with a letter to the effect that Cowen may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).

(o) Comfort Letters. On or prior to the First Delivery Date and within two (2) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause each of its independent accountants to furnish Cowen a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Cowen and its counsel, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Chief Financial Officer’s Certificate. On or prior to the First Delivery Date and, if reasonably requested by Cowen, within two (2) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall have delivered to Cowen a certificate executed by the Chief Financial Officer of the Company (“CFO Certificate”), dated as of such date, in form and substance satisfactory to Cowen.

(q) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Cowen; provided, however, that the Company may bid for and purchase Ordinary Shares in accordance with Rule 10b-18 under the Exchange Act.

(r) Insurance. The Company and its subsidiaries shall use commercially reasonable efforts to maintain, or cause to be maintained, insurance in such amounts and covering such risks as are generally deemed adequate and customary for the business for which it is engaged.

(s) Compliance with Laws. The Company and each of its subsidiaries shall use commercially reasonable efforts to maintain, or cause to be maintained, all Permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus, except where failure to so maintain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in compliance with such Permits, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(t) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(u) Securities Act and Exchange Act. The Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(v) No Offer to Sell. Other than a Permitted Free Writing Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(w) No Use of Free Writing Prospectuses. The Company shall not prepare, use, refer to or distribute any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement so long as the Company remains an “ineligible issuer” as such term is defined under Rule 405 under the Securities Act.

(x) Sarbanes-Oxley Act. The Company and its subsidiaries will use commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(y) Tax Indemnity. The Company will indemnify and hold harmless Cowen against any Transfer Taxes (including any interest and penalties) payable by Cowen in connection with the execution and delivery of this Agreement or any transaction carried out by Cowen in relation thereof.

(z) Affirmation. Each Placement Notice delivered by the Company to Cowen shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance).

(aa) Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Placement Shares sold by the Company is less than the number of authorized but unissued Ordinary Shares registered under the Registration Statement and this Agreement has not expired or been terminated, the Company may, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new registration statement on Form S-3 or F-3 relating to the Placement Shares (the “New Registration Statement”), in a form reasonably satisfactory to Cowen, and, if not automatically effective, will use commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the issuance and sale of the Placement Shares to continue as contemplated in the Registration Statement. For the avoidance of doubt, if the Company does not file the New Registration Statement, Cowen shall have no obligation to sell Placement Shares following the Renewal Deadline.

8. Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued pursuant to any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the

Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s reasonable opinion is material, or omits to state a fact that in Cowen’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Registration Statement and Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized share capital of the Company or any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Company Counsel Legal Opinions. Cowen shall have received (i) the opinion and negative assurance letter of Company U.S. Counsel and (ii) the opinion of Company Dutch Counsel, to the extent each is required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f) Cowen Counsel Legal Opinion. Cowen shall have received from Cooley LLP, counsel for Cowen, such negative assurance letter, on or before the date on which the delivery of the Company U.S. Counsel and Company Dutch Counsel legal opinions are required pursuant to Section 7(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) Comfort Letters. Cowen shall have received the Comfort Letter(s) required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter(s) is required pursuant to Section 7(o).

(h) Representation Certificate. Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i) Secretary’s Certificate. On or prior to the First Delivery Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance reasonably satisfactory to Cowen and its counsel.

(j) CFO Certificate. If reasonably requested by Cowen, Cowen shall have received the CFO Certificate required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such certificate is required pursuant to Section 7(p).

(k) No Suspension. Trading in the Ordinary Shares shall not have been suspended on Nasdaq.

(l) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents as Cowen shall have reasonably requested.

(m) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(n) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the issuance of any Placement Notice.

(o) No Termination Event. There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable and documented investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and the Company or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or, solely to the extent prepared by or on behalf of the Company, in any application or other document executed by or on behalf of the Company and filed in any jurisdiction in order to qualify the Placement Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by the Company of any of its representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with solely Agent’s Information. “Agent’s Information” means, solely, the following information in the Prospectus: the third sentence of the eighth paragraph and the tenth paragraph under the caption “Plan of Distribution” in the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action in writing, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel, the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented fees, disbursements and other charges for which the indemnifying party is liable for pursuant to this section will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and Cowen, on the other. The relative benefits received by the Company, on the one hand, and Cowen, on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) Cowen shall have the right by giving written notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of Cowen, may materially impair the ability of Cowen to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (iii) any other condition of Cowen’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 11(a), Cowen shall provide the required written notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) Cowen shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Placement Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect. For the avoidance of doubt, upon termination of this Agreement, the Company shall not be liable to Cowen for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by Cowen under this Agreement, except with respect to reimbursement of expenses actually incurred by Cowen pursuant to Section 7(g) (viii).

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement and Net Proceeds not yet paid to the Company shall be payable.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, fax no. 646-562-1130, Attention: General Counsel, email: , with a copy to Cooley LLP, 55 Hudson Yards, New York, NY 10001-2157, fax no. (212) 479-6275, Attention: Daniel I. Goldberg and Eric Blanchard, emails: dgoldberg@cooley.com; eblanchard@cooley.com; or if sent to the Company, shall be delivered to NewAmsterdam Pharma Company N.V., attention: M. Ian Somaiya, Gooimeer 2-35, 1411 DC Naarden, the Netherlands, email: , with a copy to Covington & Burling LLP, attention: Brian K. Rosenzweig, email: brosenzweig@cov.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which Nasdaq and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder to an affiliate of Cowen without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (a “Related Proceeding”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company has irrevocably appointed CT Corporation System, which currently maintains a New York City office at 28 Liberty Street, New York, NY 10005, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding related to this Agreement that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, United States of America.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to Cowen shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by Cowen of any sum adjudged to be so due in such other currency, on which Cowen may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to Cowen in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify Cowen against such loss. If the United States dollars so purchased are greater than the sum originally due to Cowen hereunder, Cowen agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to Cowen hereunder.

17. Withholdings. All payments of discounts, fees, commissions or other compensation and any costs, expenses and other indemnification payments made by the Company to Cowen under this Agreement shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Netherlands or by any department, agency or other political subdivision or any taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Dutch Taxes”), unless such deduction or withholding is required by law. If any Dutch Taxes are required by law to be deducted or withheld by the Company in connection with such payment, the Company will increase the amount to be paid to Cowen so that the full amount of such payment is received by Cowen, provided that the Company will not be required to pay any such additional amounts to the extent that the obligation to withhold or deduct any amounts arises as a result of any present or former connection between Cowen and the relevant jurisdiction other than any such connection arising solely as a result of the transaction described in this agreement.

18. Waiver of Jury Trial. The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Cowen has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Placement Shares contemplated hereby and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or other electronic transmission of a portable document format file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that Cowen is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that Cowen is a Covered Entity and Cowen or a BHC Act Affiliate of Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 21; (i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

ACCEPTED as of the date first-above written:

NEWAMSTERDAM PHARMA COMPANY N.V.

By:	/s/ Michael Davidson
Name: Michael Davidson
Title: Chief Executive Officer

[Signature Page to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Cowen At the Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between NewAmsterdam Pharma Company N.V. (the “Company”), and Cowen and Company, LLC (“Cowen”) dated December 7, 2023(the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [[     ]]/[$[     ] worth of] Ordinary Shares, nominal value €0.12 per share, at a minimum market price of $_______ per share. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2

Notice Parties

Company

Michael Davidson	Chief Executive Officer

M. Ian Somaiya	Chief Financial Officer

Cowen

Michael J. Murphy	Managing Director

Adriano Perez

SCHEDULE 3

Compensation

Cowen shall be paid compensation up to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of this Agreement.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________, of NewAmsterdam Pharma Company N.V. (“Company”), a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated December 7, 2023 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned.

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Covington & Burling LLP, NautaDutilh N.V. and Cooley LLP are entitled to rely upon this Certificate in connection with the respective opinions and negative assurance letters given by such firms pursuant to the Sales Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

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